UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
 (Address of principal executive offices)

(678) 871-7457
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 4, 2015, Meridian Waste Solutions, Inc. (the “Company”) entered into a First Amendment of Amended and Restated Membership Interest Purchase Agreement (the “Amendment”) by and among the Company, Timothy M. Drury ("Seller"), Christian Disposal LLC ("Christian Disposal"), FWCD, LLC, a Missouri limited liability company wholly owned by Christian Disposal; Here to Serve Missouri Waste Division, LLC, a Missouri limited liability company wholly owned by the Company; and Here to Serve Georgia Waste Division, LLC, a Georgia limited liability company wholly owned by the Company. The parties to the Amendment (the “Parties”) executed and delivered Amendment to amend certain terms and conditions of that certain Amended and Restated Membership Interest Purchase Agreement by and among the Parties, dated October 16, 2015 (the “Purchase Agreement”).

Pursuant to the Amendment, the closing of the Purchase Agreement (the “Closing”) will take place on January 5, 2016 or such other date as the Parties may agree (the “Closing Date”).  Pursuant to the Purchase Agreement, as amended by the Amendment, subject to customary closing conditions as set forth in the Purchase Agreement, the Company will purchase from Seller 100% of the membership interests of Christian Disposal in exchange for the following (collectively, the “Purchase Price”): (i) Thirteen Million Dollars ($13,000,000), subject to a working capital adjustment in accordance with Section 1.4 of the Purchase Agreement; (ii) 1,750,000 shares of the Company’s common stock (the “Purchase Price Shares”); (iii) a Convertible Promissory Note in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), bearing interest at 8% per annum; and (iv) an additional purchase price of Two Million Dollars ($2,000,000), payable upon completion of an extension under a certain contract to which Christian Disposal is party, in accordance with, and subject to any applicable reductions set forth in, Section 1.3(b) of the Purchase Agreement. Pursuant to the Amendment, in the event that the Closing does not occur on or prior to the Closing Date, the Purchase Price Shares would nevertheless be issued to Seller and, under such circumstances, the Company could become obligated to pay certain additional cash amounts to Seller based on Seller’s tax liability related to the Purchase Price Shares, as is set forth in the Amendment. The Purchase Agreement contains typical representations, warranties and covenants.

The above description of the Amendment and the Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents, which are included as exhibits to this Current Report on Form 8-K and are incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Amended and Restated Membership Interest Purchase Agreement made and entered into as of October 16, 2015, by and among Timothy M. Drury; Christian Disposal LLC; FWCD, LLC; Meridian Waste Solutions, Inc.; Here to Serve Missouri Waste Division, LLC; and Here to Serve Georgia Waste Division, LLC, filed with Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2015

10.2
First Amendment to Amended and Restated Membership Interest Purchase Agreement by and among Timothy M. Drury; Christian Disposal LLC; FWCD, LLC; Meridian Waste Solutions, Inc.; Here to Serve Missouri Waste Division, LLC; and Here to Serve Georgia Waste Division, LLC, dated December 4, 2015*

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: December 9, 2015	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer